SUBORDINATED NOTE

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION SHALL BE AVAILABLE.

            THE PAYMENT OF THIS INSTRUMENT, BOTH PRINCIPAL AND INTEREST AND ALL OTHER INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE, SUBJECT TO, AND MADE JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR RIGHTS OF THE PROVIDENT BANK, AGENT, ITS SUCCESSORS AND ASSIGNS, FOR THE RATABLE BENEFIT OF THE PROVIDENT BANK AND OTHER LENDERS, IN THE MANNER AND TO THE EXTENT SET FORTH IN A CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 21, 1997, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE.


                          SUBORDINATED PROMISSORY NOTE

$2,000,000.00                                            Madison, New Jersey
                                                            November 21, 1997

            FOR VALUE RECEIVED, CLEARVIEW CINEMA GROUP, INC., a Delaware corporation with its offices at 7 Waverly Place, Madison, New Jersey 07940 (the "Company"), hereby promises to pay to F&N Cinema, Inc., a New Jersey corporation, and Roxbury Cinema, Inc., a New Jersey corporation (collectively, the "Holder"), the principal amount of TWO MILLION ($2,000,000) DOLLARS, together with interest calculated from the date hereof in accordance with the provisions of this Subordinated Promissory Note (this "Note"). Payments on this Note are to be made at 93 Hope Road, Blairstown, New Jersey 07825, or such other address as duly designated by the Holder, in lawful money of the United States of America.

            1. PAYMENT OF INTEREST; RATE. This Note shall bear interest on the outstanding principal amount hereof at an annual rate of ten and one-half percent (10 1/2%). Interest hereunder shall be based upon a 360-day year and shall be payable monthly in arrears on the 15th day of each month of each year (each of such monthly interest payment dates being referred to herein as an "Interest Payment Date") commencing January 15, 1998. In the event that an Interest Payment Date is not a business day, the Company shall pay to the Holder the interest payment on the first business day following the applicable Interest Payment Date.

            2. PAYMENT OF PRINCIPAL. All outstanding principal and all accrued but unpaid interest shall be paid in full on the earliest to occur of (i) the date of closing of the issuance by the Company of debt securities under Rule 144A issued by the Securities Exchange Commission under the Securities Act of 1933, (ii) the issuance by the Company in an underwritten public offering of additional equity securities or the issuance by the Company of debt to institutional debt holders (other than banks) in either case having an aggregate offering price of at least $10,000,000, (iii) upon demand if a valid building permit is not issued by Mansfield Township, New Jersey or the State of New Jersey by June 1, 1998 for the construction of a 12 screen (or greater) movie theater in Mansfield, New Jersey (the "Mansfield Theater") in accordance with plans prepared by Johannes Hoffman Architects and Maser Sosinski and Associates as contemplated by the Lease Agreement (as defined in the Merger Agreement dated the date hereof among the Company, CCC Mansfield Cinema Corp., a Delaware corporation, Warren County Cinemas, Inc., a New Jersey corporation, and John Nelson, Pamela Ferman and Seth Ferman (the "Merger Agreement")), (iv) the date 120 days after the date that a valid certificate of occupancy for the Mansfield Theater is issued by Mansfield Township, New Jersey, and (v) January 15, 1999.

            3. PREPAYMENT OF NOTE. The Company may prepay, without penalty or premium, the outstanding principal amount of this Note in whole or in part at any time and from time to time.

            4. SUBORDINATION. (a) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder covenants and agrees, that the indebtedness evidenced by this Note shall be subordinate and subject in right of payment, to the prior payment in full of all Senior Indebtedness of the Company to the extent provided in a subordination agreement by and among the Company, the Holder and the holder of the Senior Indebtedness.

                  (b) For purposes of this Section 4, "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due on or in connection with any indebtedness of the Company as defined in and arising under any loan, credit, security or similar agreement with any bank, insurance company, or other commercial financial institution, in any case whether arising prior to, on or after the date of issuance of this Note, and all renewals, extensions, and refundings thereof.

                  (c) Holder acknowledges that the holder of Senior Indebtedness as of the date of this Note is The Provident Bank. In the event that the Company from time to time refinances, substitutes or replaces the Senior Indebtedness with any other bank, insurance company or commercial lending institution such that such other person then replaces The Provident Bank as the holder of Senior Indebtedness, then Holder shall enter into a subordination agreement with such holder of Senior Indebtedness in form and substance substantially similar to the Subordination Agreement (other than the identity of the Senior Indebtedness and the holder thereof) and Holder shall make a notation to such effect on the legend of this Note.

                  (d) The Company may at any time and from time to time issue any

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

indebtedness that is pari passu with this Note.

            5. DEFAULT. Each of the following events shall constitute an "Event of Default" under this Note:

                  (a) the failure of the Company to pay when due any interest, principal or any other sum under this Note, and such default shall remain uncured for a five (5) business day period;

                  (b) the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (iv) be adjudicated insolvent or be liquidated, or (v) take corporate action for the purpose of any of the foregoing;

                  (c) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidations of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed within 60 days;

                  (d) any material default by the Company or its affiliates under the Merger Agreement or the Purchase Agreement (defined below) or under any Other Agreement other than the Promissory Notes (as such terms are defined under the Merger Agreement and the Purchase Agreement), which default results in a material out-of-pocket liability to the Holder or its affiliates and which default is not waived or substantially cured within 30 days after the Company has notice of such default;

                  (e) any material default by the Company under the Senior Indebtedness as a result of which the holder of the Senior Indebtedness has exercised its rights of acceleration or foreclosure and which default is not waived or substantially cured within 10 business days after the exercise of such rights by such holder.

Upon the occurrence of any Event of Default, Holder may declare the unpaid principal amount of and the accrued interest on this Note immediately due and payable.

            6. ASSET PURCHASE AGREEMENT. This Note has been issued pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of the date hereof among the Company, the Holder and the Company's wholly owned Delaware subsidiaries, CCC Succusanna Cinema Corp., CCC Parsippany Cinema Corp., and others, and is subject to its terms, including, without limitation, the Company's rights of setoff and recoupment thereunder.

            7. REPORTING. So long as this Note is outstanding, the Company shall deliver to


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

Holder on a timely basis all material public documents that the Company files with the Securities Exchange Commission (such a Forms 10K and 10Q).

            8. MISCELLANEOUS. (a) This Note shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to its conflict of laws principles).

                  (b) The Company  agrees to remain and  continue  bound  hereby notwithstanding any extension or extensions of time of payment, and notwithstanding any failure or omission to make presentment or demand for payment of this Note or to protest it for non-payment, and hereby expressly waives any and all presentment or demand for its payment and protest for time of payment of it, or any part of it, or its non-payment or dishonor.

                  (c) Payments made on this Note shall be applied first to collection costs and expenses hereof (including reasonable attorneys fees), next to accrued interest, then to other amounts which may be due (other than principal), and then to principal.

                  (d) Notwithstanding anything to the contrary contained in this Note, no interest shall accrue or be payable hereunder that is in excess of the maximum amount permitted under the applicable law relating to usury. Any interest that is in excess of the maximum amount permitted under the applicable law relating to usury shall be applied to reduce the outstanding principal balance hereof and shall be deemed to represent a prepayment of principal hereunder.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed by its President as of the date first above written.

                                          CLEARVIEW CINEMA GROUP, INC.



                                          By: /s/ A. Dale Mayo
                                             -------------------------------
                                             Name:   A. Dale Mayo
                                             Title:  President


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